Exhibit 99.2

JARDEN CORPORATION Reconciliation of Non-GAAP Financial Measures For the quarters and years ended December 31, 2014 and 2013 in millions

Segment earnings:

	For the quarters ended		For the years ended
	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013

Net income	$78.1	$37.0	$242.5	$203.9
Income tax provision	25.3	53.4	130.3	147.7
Interest expense, net	50.7	52.1	210.3	195.4
Loss on early extinguishment of debt	2.3	—	56.7	25.9
Depreciation and amortization	50.3	50.1	191.1	165.9

Earnings before interest, taxes, depreciation and amortization (EBITDA)	206.7	192.6	830.9	738.8

Other adjustments:
Fair market value adjustment to inventory	9.8	78.9	23.4	89.8
Restructuring costs, net	4.6	17.6	7.7	22.0
Acquisition-related and other costs, net (a)	6.6	10.8	42.0	17.6
Foreign exchange-related charges (b)	157.7	—	174.6	29.0
Stock compensation adjustment	—	38.8	—	38.8
Impairment of intangible assets	25.4	—	25.4	—

Segment earnings (As Adjusted EBITDA)	$410.8	$338.7	$1,104.0	$936.0

(a)	Includes a gain of $38.7 million related to the sale of an Asian manufacturing operation.
(b)	Foreign exchange-related losses on Venezuela balance sheet remeasurement charge and cash conversion costs in 2014. Venezuela devaluation-related charges in 2013

Segment earnings margins:

	For the quarters ended			For the years ended
	December 31, 2014	December 31, 2013	Increase/ (Decrease)	December 31, 2014	December 31, 2013	Increase/ (Decrease)

Net sales	$2,438.0	$2,215.6		$8,287.1	$7,355.9

Segment earnings	410.8	338.7	72.1	1,104.0	936.0	168.0
Segment earnings margin	16.8%	15.3%	1.5%	13.3%	12.7%	0.6%

Organic net sales:

Organic net sales growth is a non-GAAP measure of net sales growth excluding the impacts of foreign exchange, certain acquisitions and exited businesses from year-over-year comparisons. The Company believes this measure provides investors with a more complete understanding of the underlying sales trends by providing net sales on a consistent basis. Organic net sales growth is also one of the measures used by management to analyze operating performance. The following tables provide reconciliation of organic net sales growth to the comparable GAAP measure of net sales growth for the quarter and year ended December 31, 2014:

	For the quarter ended December 31, 2014
	Branded Consumables	Consumer Solutions	Outdoor Solutions	Process Solutions	Eliminations	Consolidated

Net sales growth	11.6%	16.2%	0.5%	12.6%	9.0%	10.0%
Foreign exchange impacts	2.6%	2.6%	4.1%	0.1%	—	3.0%
(Acquisitions)/exited businesses and other, net	(0.8)%	(3.9)%	—	—	—	(1.6)%

Organic net sales growth	13.4%	14.9%	4.6%	12.7%	9.0%	11.4%

Excluding impact of Cadence	—	(5.0)%	—	—	—	(1.6)%

Organic net sales growth, excluding impact of Cadence	13.4%	9.9%	4.6%	12.7%	9.0%	9.8%

	For the year ended December 31, 2014
	Branded Consumables	Consumer Solutions	Outdoor Solutions	Process Solutions	Eliminations	Consolidated

Net sales growth	32.1%	8.4%	0.5%	5.9%	7.8%	12.7%
Foreign exchange impacts	1.3%	1.8%	1.4%	(0.3)%	—	1.4%
(Acquisitions)/exited businesses and other, net	(24.5)%	(2.3)%	—	—	—	(8.3)%

Organic net sales growth	8.9%	7.9%	1.9%	5.6%	7.8%	5.8%

Excluding impact of Cadence	—	(3.3)%	—	—	—	(0.9)%

Organic net sales growth, excluding impact of Cadence	8.9%	4.6%	1.9%	5.6%	7.8%	4.9%

Adjusted gross margins:

	For the quarters ended			For the years ended
	December 31, 2014	December 31, 2013	Increase/ (Decrease)	December 31, 2014	December 31, 2013	Increase/ (Decrease)

Gross margins as reported	34.6%	28.6%	6.0%	31.8%	28.7%	3.1%
Fair market value adjustment to inventory	0.4%	3.5%	(3.1)%	0.3%	1.2%	(0.9)%
Acquisition-related and other costs, net	(0.5)%	0.8%	(1.3)%	0.1%	0.3%	(0.2)%
Accelerated depreciation	—	0.1%	(0.1)%	—	0.1%	(0.1)%

Adjusted gross margins	34.5%	33.0%	1.5%	32.2%	30.3%	1.9%

Adjusted selling, general administrative costs as a percent of sales:

	For the quarters ended			For the years ended
	December 31, 2014	December 31, 2013	Increase/ (Decrease)	December 31, 2014	December 31, 2013	Increase/ (Decrease)

Reported selling, general and administrative cost as a percent of sales	26.9%	21.4%	5.5%	23.7%	20.7%	3.0%
Acquisition-related and other costs, net	(0.8)%	0.3%	(1.1)%	(0.4)%	—	(0.4)%
Foreign-exchange related charges	(6.4)%	—	(6.4)%	(2.1)%	(0.4)%	(1.7)%
Stock compensation adjustment	—	(1.7)%	1.7%	—	(0.5)%	0.5%
Amortization of acquired intangibles	(0.3)%	(0.3)%	—	(0.4)%	(0.4)%	—

Adjusted selling, general and administrative cost as a percent of sales	19.4%	19.7%	(0.3)%	20.8%	19.4%	1.4%